Exhibit 99.1

Rekor Systems Reports Strong 2024 Financial Results Highlighted by Record Revenue and Significant Operational Improvements

 2024 Financial Highlights: A Year of Significant Growth and Efficiency

●	Record Gross Revenue: Achieved record annual gross revenue of $46.0 million, representing a 32% increase from $34.9 million in 2023.
●	Fourth Quarter Results: Gross revenue reached an all-time quarterly high of $13.3 million in Q4 2024, marking a 20% increase compared to Q4 2023.
●	Improved Adjusted EBITDA: Substantially narrowed Adjusted EBITDA loss from $6.7 million in Q4 2023 to $4.7 million in Q4 2024, underscoring enhanced operational efficiency.

COLUMBIA, MD – March 31, 2025 – Rekor Systems, Inc. (NASDAQ: REKR), a global leader in roadway intelligence, today announced its financial results for the fiscal year that ended December 31, 2024. Throughout 2024, Rekor demonstrated substantial progress in efficiently scaling operations while consistently delivering increased value to customers and shareholders.

In addition to achieving significant financial milestones, the Company reported several noteworthy operational and strategic achievements:

●

Rekor Scout® Certified for Deployment in New Jersey: Rekor's leading-edge platform, Rekor Scout®, earned official certification for use in New Jersey, marking a key step forward in the expansion of its innovative roadway monitoring technology and creating significant opportunities for further market penetration.

●

Electric Vehicle Movement Study in Phoenix Metropolitan Region: Successfully deployed Rekor's Vehicle Insite application across 90 sites in the Phoenix metropolitan area to study electric vehicle (EV) usage patterns. This project underscores the Company's capacity for managing complex, large-scale deployments and positions Rekor as a leader in intelligent infrastructure supporting sustainable transportation solutions.

●

Strategic Partnership with Soundhound AI: Rekor partnered with Soundhound AI to pioneer groundbreaking emergency vehicle technologies, integrating advanced audio-visual artificial intelligence capabilities. This first-of-its-kind collaboration will revolutionize emergency response by significantly enhancing situational awareness and responsiveness.

Additionally, the Company expanded its AI-powered Rekor Command® platform in the fourth quarter to further support traffic and emergency operations centers. Data overload and a lack of real-time insights often hinder effective decision-making in the fast-paced traffic management environment. The new Rekor Command® Priority Ranking feature took the first step in providing traffic and emergency operations center operators with AI-powered decision support, enabling them to prioritize and respond to high-impact incidents more quickly, accurately, and efficiently in real-time.

Recently, the Company unveiled the next evolution in AI-powered decision support with the launch of the Rekor Command® Related Events feature, enabling operators to treat all events in a geographic area as a single event rather than a series of isolated, individual events, supporting faster and improved communications with both responders and the public, and ensuring accurate, comprehensive, and timely information sharing. Rekor's continued investment in AI-driven traffic management center decision support highlights its ongoing commitment to improving roadway safety and efficiency.

"We are pleased with our financial and operational achievements in 2024," said Rekor CFO Eyal Hen. "Our record revenue growth, alongside consistent improvement in operational efficiency, highlights our dedication to strategic execution and innovation. With our expanding market presence and strong partnerships, Rekor is well-positioned for continued momentum throughout 2025 and beyond."

In early January, the Rekor Board of Directors established an Executive Committee to review Company operations, focusing on strategically realigning resources and evaluating the Company's go-to-market approach. This initiative aims to accelerate revenue growth and reduce dependence on external financing. As part of this strategic realignment, the Company made selective workforce reductions and appointed new executive leaders with significant experience scaling companies globally in the critical infrastructure sector.

These executives will guide sales and operational resources, focusing specifically on Rekor Scout® products and services for public safety and commercial markets and Rekor Discover® products designed for advanced roadway data collection. Rekor Scout® solutions serve diverse users, from local police departments and government agencies to commercial and residential property owners worldwide. Rekor Discover® has gained substantial domestic traction in multiple states, including Georgia, South Carolina, Virginia, New Mexico, Arkansas, and Florida.

Robert A. Berman, Interim President and CEO and Board Chairman, concluded: "Our strategic realignment underscores Rekor's commitment to disciplined growth, operational efficiency, and enhancing shareholder value. By focusing our resources on proven, high-impact products such as Rekor Scout® and Rekor Discover® and strengthening our leadership with seasoned executives who have successfully scaled global infrastructure businesses, we are well-positioned to accelerate revenue growth while reducing our reliance on external capital."

Year and Three Months Ended December 31, 2024 Financial Results

This section highlights the changes for the year and three months ended December 31, 2024, compared to the year and three months ended December 31, 2023.

Revenues

	Year ended December 31,				Three Months ended December
	2024	2023	Change		2024	2023	Change
	(Dollars in thousands, except percentages)		$	%	(Dollars in thousands, except percentages)		$	%
Revenue	$46,028	$34,933	$11,095	32%	$13,277	$11,066	$2,211	20%
Cost of revenue, excluding depreciation and amortization	23,344	16,499	6,845	41%	6,380	5,180	1,200	23%
Adjusted Gross Profit	$22,684	$18,434	$4,250	23%	$6,897	$5,886	$1,011	17%
Adjusted Gross Margin	49.3%	52.8%	-3.5%	-7%	51.9%	53.2%	-1.2%	-2%

The increase in revenue for the year and three months ended December 31, 2024, compared to the for the year and three months ended December 31, 2023, was primarily attributable to our Urban Mobility revenue stream, which consists of revenue derived from roadway data aggregation activities.  For the year and three months ending December 30, 2024, revenue attributable to ATD was $10,125,000 and $2,697,000, respectively, and is included as part of the Urban Mobility revenue stream.

Cost of Revenue, excluding Depreciation and Amortization

For the year and three months ended December 31, 2024, the cost of revenue, excluding depreciation and amortization, increased compared to the corresponding prior periods primarily due to an increase in personnel and other direct costs, such as hardware, that were incurred to support our increase in revenue. Additionally, during the year and three months ended December 31, 2024, $3,672,000 and $1,085,000 of the increase was related to our acquisition of ATD. The additional increase in the cost of revenue, excluding depreciation and amortization, as well as the reduction in the Adjusted Gross Margin, was related to the mix of sales in 2024. Typically, our software sales carry a higher Adjusted Gross Margin.

Loss from Operations, excluding impairment of intangible assets

	Year ended December 31,		Change		Three Months ended December		Change
	2024	2023	$	%	2024	2023	$	%
Loss from operations excluding impairment of intangible assets	$(44,109)	$(42,116)	$(1,993)	-5%	$(8,264)	$(9,346)	$1,082	12%

Loss from operations, excluding impairment of intangible assets for the year and three months ended December 31, 2024, compared to the year and three months ended December 31, 2023, increased primarily due to some of the additional operating costs of ATD, including the additional depreciation and amortization of intangible assets associated with the acquisition.

EBITDA and Adjusted EBITDA

The Company calculates EBITDA as net loss before interest, taxes, depreciation, and amortization. The Company calculates Adjusted EBITDA as net loss before interest, taxes, depreciation, and amortization, adjusted for (i) impairment of intangible assets, (ii) loss on extinguishment of debt, (iii) stock-based compensation, (iv) losses or gains on sales of subsidiaries, and (v) other unusual or non-recurring items. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the U.S. ("U.S. GAAP") and should not be considered as an alternative to net earnings or cash flow from operating activities as indicators of our operating performance or as a measure of liquidity or any other measures of performance derived in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA are presented because we believe they are frequently used by securities analysts, investors, and other interested parties to evaluate a Company 's ability to service and/or incur debt. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do.

The following table sets forth the components of the EBITDA and Adjusted EBITDA for the periods included (dollars in thousands):

	Year ended December 31,		Three Months ended December
	2024	2023	2024	2023
Net loss	$(61,410)	$(45,685)	$(20,355)	$(11,324)
Provision for income taxes	45	32	45	32
Interest expense, net	2,645	3,596	551	1,020
Depreciation and amortization	9,493	7,894	2,418	1,969
EBITDA	$(49,227)	$(34,163)	$(17,341)	$(8,303)

Share-based compensation	4,829	4,352	1,399	1,115
Loss (gain) on extinguishment of debt	4,693	(527)	-	-
Impairment of intangible assets	10,214	-	10,214	-
Loss on offering costs - Prepaid Advance	888	-	-	-
Loss on extinguishment of Prepaid Advance	900	-	900	-
Gain on the sale of Global Public Safety	(1,500)	-	-	-
Loss due to the remeasurement of the STS Earnout and Contingent Consideration, net	100	384	100	384
Impairment of SAFE agreement	-	101	-	101
Adjusted EBITDA	$(29,103)	$(29,853)	$(4,728)	$(6,703)

Rekor has scheduled a conference call to discuss the year end 2024 results on Monday March 31, 2025, at 4:30 P.M. (Eastern).

Any person interested in participating in the call should please dial in approximately 10 minutes prior to the start of the call using the following information:

North America: 877-407-8037/ 201-689-8037

International:

Click here for participant International Toll-Free access numbers

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=UaMhmm4p

REPLAY INFORMATION

A replay will be made available online approximately two hours following the live call for a period of two weeks. To access the replay, use the following numbers:

Replay Dial-In: 877-660-6853 / 201-612-7415

Access ID: 13751639

An archived webcast will also be available to replay this conference call directly from the Company's website under Investors, Events & Presentations.

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) is a leader in developing and implementing state-of-the-art roadway intelligence systems using AI-enabled computer vision and machine learning. As a pioneer in the implementation of digital infrastructure, Rekor is collecting, connecting, and organizing the world's mobility data – laying the foundation for a digitally-enabled operating system for the roadway. With our Rekor One® Roadway Intelligence Engine at the core of our technology, we aggregate and transform trillions of data points into intelligence through proprietary computer vision, machine learning, and big data analytics that power our platforms and applications. Our solutions provide actionable insights that give governments and businesses a comprehensive picture of roadways while providing a collaborative environment that drives the world to be safer, greener, and more efficient. To learn more, please visit our website: https://rekor.ai, and follow Rekor on social media on LinkedIn, X (formerly Twitter), Threads, and Facebook.

Forward-Looking Statements

This press release and its links and attachments contain statements concerning Rekor Systems, Inc. and its future expectations, plans, and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the impact of Rekor's core suite of AI-powered technology and the size and shape of the global market for ALPR systems. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Company Contact:

Rekor Systems, Inc.

Eyal Hen

Chief Financial Officer

Phone: +1 (443) 545-7260

ehen@rekor.ai

Media & Investor Relations Contact:

Rekor Systems, Inc.

Charles Degliomini
ir@rekor.ai

REKOR SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	December 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$5,013	$15,385
Restricted cash	316	328
Accounts receivable, net	7,232	4,955
Inventory	4,297	3,058
Note receivable, current portion	340	340
Other current assets	2,732	1,270
Total current assets	19,930	25,336
Long-term assets
Property and equipment, net	11,048	13,188
Right-of-use operating lease assets, net	9,348	9,584
Right-of-use financing lease assets, net	2,317	1,989
Goodwill	24,313	20,593
Intangible assets, net	14,450	17,239
Note receivable, long-term	142	482
Deposits	927	3,740
Total long-term assets	62,545	66,815
Total assets	$82,475	$92,151
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	4,330	5,139
Notes payable, current portion	1,000	1,000
Loans payable, current portion	79	75
Lease liability operating, short-term	2,310	1,261
Lease liability financing, short-term	900	547
Contract liabilities	3,439	3,604
Liability for ATD Holdback Shares	1,036	-
Other current liabilities	5,129	5,610
Total current liabilities	18,223	17,236
Long-term liabilities
Notes payable, long-term	-	1,000
2023 Promissory Notes, net of debt discount of $0 and $1,012, respectively	-	2,988
2023 Promissory Notes - related party, net of debt discount of $0 and $2,149, respectively	-	6,351
Series A Prime Revenue Sharing Notes, net of debt discount of $263 and $447, respectively	9,737	9,553
Series A Prime Revenue Sharing Notes - related party, net of debt discount of $132 and $223, respectively	4,868	4,777
Loans payable, long-term	194	273
Lease liability operating, long-term	12,371	13,445
Lease liability financing, long-term	977	1,057
Contract liabilities, long-term	1,298	1,449
Deferred tax liability	79	65
Other long-term liabilities	587	587
Total long-term liabilities	30,111	41,545
Total liabilities	48,334	58,781
Commitments and contingencies (note 12)
Stockholders' equity
Preferred stock, $0.0001 par value, 2,000,000 authorized, 505,000 shares designated as Series A and 240,861 shares designated as Series B as of December 31, 2024 and December 31, 2023, respectively. No preferred stock was issued or outstanding as of December 31, 2024 or 2023, respectively.	-	-
Common stock, $0.0001 par value; authorized; 300,000,000 shares; issued: 104,700,593, shares at December 31, 2024 and 69,273,334 at December 31, 2023; outstanding: 104,541,073 shares at December 31, 2024 and 69,176,826 at December 31, 2023	10	7
Treasury stock - at cost, 159,520 and 96,508 shares as of December 31, 2024 and 2023, respectively	(711)	(522)
Additional paid-in capital	294,935	232,568
Accumulated deficit	(260,093)	(198,683)
Total stockholders’ equity	34,141	33,370
Total liabilities and stockholders’ equity	$82,475	$92,151

REKOR SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share data)

	Year ended December 31,
	2024	2023
Revenue	$46,028	$34,933
Cost of revenue, excluding depreciation and amortization	23,344	16,499

Operating expenses:
General and administrative expenses	30,676	27,038
Selling and marketing expenses	7,858	7,347
Research and development expenses	18,766	18,271
Impairment of intangible assets	10,214	-
Depreciation and amortization	9,493	7,894
Total operating expenses	77,007	60,550

Loss from operations	(54,323)	(42,116)
Other income (expense):
(Loss) gain on extinguishment of debt	(4,693)	527
Interest expense, net	(2,645)	(3,596)
Gain on remeasurement of ATD Holdback Shares	599	-
Loss on offering costs - Prepaid Advance	(888)	-
Loss on extinguishment of Prepaid Advance	(900)	-
Gain on the sale of Global Public Safety	1,500	-
Other expense, net	(15)	(468)
Total other expense, net	(7,042)	(3,537)
Loss before income taxes	(61,365)	(45,653)
Provision for income taxes	45	32
Net loss	$(61,410)	$(45,685)
Loss per common share - basic and diluted	$(0.71)	$(0.72)
Weighted average shares outstanding
Basic and diluted	86,717,724	63,168,299